EXHIBIT 99.1

For more information, contact:
William M. Lowe, Jr.
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Chief Financial Officer
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UNIFI ENTERS INTO CONTRACTS TO SELL IRISH

PLANT AND EQUIPMENT

         GREENSBORO, N.C. - February 24, 2005 - Unifi, Inc. (NYSE: UFI) today announced that it has entered into three separate contracts that provide for the sale of substantially all of the plant, property and equipment associated with the Company's European manufacturing operations, which ceased October 31, 2004.

         The gross proceeds, before taxes, on the combined contracts is approximately $37.0 million USD.  All transactions relating to these sales should be concluded by the end of September 2005.

        "The favorable terms and timing of these contracts allow Unifi to aggressively pursue our growth plans in Asia without incurring additional debt," said Brian Parke, Chairman and CEO for Unifi.  "While it is with regret that we close this chapter in our history, we feel very confident that the new owners of the Letterkenny site are committed to creating and enhancing employment opportunities within the town of Letterkenny."

        Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but not limited to: Sorbtek®, A.M.Y®, Mynx™ UV, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear and sewing thread, as well as industrial, automotive, military and medical applications.  For more information about Unifi, visit www.unifi.com.

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Unifi Enters Into Contracts To Sell Irish Plant And Equipment - Page 2

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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